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                                                                      Exhibit 21

                                  SUBSIDIARIES

         At January 3, 2004, the Company owned the following subsidiaries:

                                                           PERCENT
                               STATE OR JURISDICTION OF      OF
        SUBSIDIARIES                 INCORPORATION        OWNERSHIP
----------------------------   ------------------------   ---------
Carlon Chimes Co.                  Delaware                 100
Lamson & Sessions Ltd.             Ontario, Canada          100
LMS Asia Limited                   Hong Kong                100
Dimango Products Corporation       Michigan                 100
Pyramid Industries II, Inc.        Delaware                 100